Exhibit 99.1

Climb Global Solutions Reports Second Quarter 2024 Results and Announces Acquisition of Douglas Stewart Software & Services, LLC

Net Sales up 13% to $92.1 Million; Net Income up more than 2x to $3.4 Million or $0.75 per Share; Adjusted EBITDA up 48% to $6.9 Million

Acquisition Establishes Climb as a Leader in the North America Education Sector While Expanding its Product Offerings

Transaction Expected to be Accretive to Earnings per Share and Adjusted EBITDA

EATONTOWN, N.J., August 6, 2024 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb”, the “Company”, “we”, or “our”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the second quarter ended June 30, 2024. The Company is also announcing the acquisition of Douglas Stewart Software & Services, LLC (“DSS”), a leading specialist distributor of software to the education market in North America.

Second Quarter 2024 Summary vs. Same Year-Ago Quarter

●	Net sales increased 13% to $92.1 million.
●	Adjusted gross billings (a non-GAAP financial measure defined below) increased 31% to $359.8 million.
●	Net income increased more than 2x to $3.4 million or $0.75 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) increased 19% to $3.8 million or $0.83 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 48% to $6.9 million.

Management Commentary

“Our Q2 results were highlighted by another period of solid growth and improved profitability as we generated a double-digit increase in net sales and material increases in adjusted gross billings, net income and adjusted EBITDA,” said CEO Dale Foster. “This was driven by the continued execution of our core strategy – generating organic growth by deepening relationships with existing vendors, signing new cutting-edge technologies to our line card, and delivering on our acquisition objectives.

“Today, we are also announcing the acquisition of Wisconsin-based IT distributor DSS, adding scale and expertise to our N.A. operations along with 20 new vendor partners including Adobe, Go Guardian and Incident IQ. DSS has delivered consistent growth through a subscription-based software licensing model, built on an 85%+ retention rates for its strategic vendor partners’ offerings. DSS is a proven leader in the EdTech channel and provides services to more than 500 value-added resellers and 250 campus stores across N.A. in both the K-12 and higher education markets. We are pleased to welcome Chuck Hulan and his team to the Climb family and look forward to unlocking synergies and cross-selling opportunities while advancing shared cloud marketplace initiatives as we integrate DSS into our platform in the months ahead.

“As we enter the back half of the year, we have a solid foundation in place to continue driving strong organic growth while further improving operating leverage through the recent implementation of our new ERP.  As we move into 2025, we anticipate the increased amortization expense associated with the ERP will be offset through planned operating synergies in our global platform.  We will also continue to evaluate M&A opportunities that can enhance our service and solutions, in addition to our geographic footprint. These initiatives along with our robust balance sheet will enable us to deliver on both our organic and inorganic growth objectives in 2024 and beyond.”

Dividend

Subsequent to quarter end, on August 6, 2024, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on August 22, 2024, to shareholders of record on August 16, 2024.

Second Quarter 2024 Financial Results

Net sales in the second quarter of 2024 increased 13% to $92.1 million compared to $81.7 million for the same period in 2023. This reflects organic growth from new and existing vendors, as well as contribution from the Company’s acquisition of DataSolutions Holdings Limited (“DataSolutions”) in October 2023. In addition, adjusted gross billings in the second quarter of 2024 increased 31% to $359.8 million compared to $274.7 million in the year-ago period.

Gross profit in the second quarter of 2024 increased 36% to $18.6 million compared to $13.7 million for the same period in 2023. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from DataSolutions.

Selling, general, and administrative (“SG&A”) expenses in the second quarter of 2024 were $13.0 million compared to $11.6 million in the year-ago period. DataSolutions represented the majority of the increase at $1.3 million. SG&A as a percentage of adjusted gross billings decreased to 3.6% for the second quarter of 2024 compared to 4.2% in the year-ago period.

Net income in the second quarter of 2024 increased more than 2x to $3.4 million or $0.75 per diluted share, compared to $1.4 million or $0.31 per diluted share for the same period in 2023. Adjusted net income increased 19% to $3.8 million or $0.83 per diluted share, compared to $3.2 million or $0.72 per diluted share for the year-ago period. The Company’s earnings per diluted share in the second quarter of 2024 was negatively impacted by $0.03 in FX compared to the prior year quarter.

Adjusted EBITDA in the second quarter of 2024 increased 48% to $6.9 million compared to $4.7 million for the same period in 2023. The increase was primarily driven by organic growth from both new and existing vendors, as well as contribution from the Company’s acquisition of DataSolutions. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, increased 310 basis points to 37.3% compared to 34.2% for the same period in 2023.

On June 30, 2024, cash and cash equivalents were $48.4 million compared to $36.3 million on December 31, 2023, while working capital increased by $2.8 million during this period. The increase in cash was primarily attributed to DataSolutions cash balance and the timing of receivable collections and payables. Climb had $1.0 million of outstanding debt on June 30, 2024, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Acquisition of Douglas Stewart Software Services, LLC

Climb closed on the acquisition of DSS on July 31, 2024, for an aggregate purchase price of $20.3 million payable at closing (subject to working capital and other adjustments), plus a potential post-closing earn-out. Climb funded the acquisition of DSS utilizing cash from the Company’s balance sheet.

DSS is a Wisconsin-based, specialist IT distributor focused on SaaS solutions for education customers serving resellers in the North America reseller market and was a separate division of the privately-held Douglas Stewart Company. For the trailing twelve months ended June 30, 2024, DSS reported adjusted EBITDA of approximately $5.3 million, which was up 10% over the same period in the prior year.

Conference Call

The Company will conduct a conference call tomorrow, August 7, 2024, at 8:30 a.m. Eastern time to discuss its results for the second quarter ended June 30, 2024.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, August 7, 2024
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (877) 245-3047

International dial-in number: (203) 518-9765

Conference ID: CLIMB

Webcast: Climb’s Q2 2024 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

About Douglas Stewart Software Services, LLC

DSS is a trusted expert in educational technology, spanning back over 37 years. With decades of experience and a commitment to innovation, DSS continues to lead the way in delivering cutting-edge solutions to empower educators and enhance learning experiences. DSS stands at the forefront of education technology distribution in North America.

Operating as a dynamic business unit of the Douglas Stewart Company, where education has been a focus since 1950, DSS works with top-tier Edtech providers to deliver solutions to K-12, Higher Ed, & Non-Profits through 800+ reseller partners. DSS was established in 2021 to cater to the distinct requirements of software subscription licensing (Software as a Service/SaaS) in North America.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted gross billings, adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of the strategic acquisition on our business. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of Douglas Stewart Software & Services, LLC, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
Drew@ClimbGS.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$48,363	$36,295
Accounts receivable, net of allowance for doubtful accounts of $626 and $709, respectively	181,010	222,269
Inventory, net	1,608	3,741
Prepaid expenses and other current assets	5,816	6,755
Total current assets	236,797	269,060

Equipment and leasehold improvements, net	10,954	8,850
Goodwill	26,893	27,182
Other intangibles, net	25,182	26,930
Right-of-use assets, net	750	878
Accounts receivable, net of current portion	752	797
Other assets	974	1,077
Deferred income tax assets	468	324
Total assets	$302,770	$335,098
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$214,584	$249,648
Lease liability, current portion	468	450
Term loan, current portion	550	540
Total current liabilities	215,602	250,638

Lease liability, net of current portion	666	879
Deferred income tax liabilities	5,463	5,554
Term loan, net of current portion	474	752
Other non-current liabilities	735	2,505
Total liabilities	222,940	260,328

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,611,527 and 4,573,448 shares outstanding, respectively	53	53
Additional paid-in capital	35,738	34,647
Treasury stock, at cost, 672,973 and 711,052 shares, respectively	(12,462)	(12,623)
Retained earnings	57,862	53,215
Accumulated other comprehensive loss	(1,361)	(522)
Total stockholders’ equity	79,830	74,770
Total liabilities and stockholders' equity	$302,770	$335,098

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2024	2023	2024	2023

Net sales	$184,498	$166,771	$92,076	$81,732

Cost of sales, excluding depreciation and amortization expense	148,921	137,870	73,518	68,039

Gross profit	35,577	28,901	18,558	13,693

Selling, general, and administrative expenses	25,496	21,806	12,974	11,567
Depreciation and amortization expense	1,736	1,317	865	604
Acquisition related costs	592	31	469	9
Total selling, general and administrative expenses	27,824	23,154	14,308	12,180

Income from operations	7,753	5,747	4,250	1,513

Interest, net	557	441	354	330
Foreign currency transaction (loss) gain	(246)	40	(162)	(4)
Income before provision for income taxes	8,064	6,228	4,442	1,839
Provision for income taxes	1,903	1,523	1,012	458

Net income	$6,161	$4,705	$3,430	$1,381

Income per common share-Basic	$1.35	$1.05	$0.75	$0.31
Income per common share-Diluted	$1.35	$1.05	$0.75	$0.31

Weighted average common shares outstanding — Basic	4,449	4,381	4,461	4,396
Weighted average common shares outstanding — Diluted	4,449	4,381	4,461	4,396

Dividends paid per common share	$0.34	$0.34	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP) (1):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023

Net sales	$184,498	$166,771	$92,076	$81,732
Costs of sales related to sales where the Company is an agent	530,612	414,653	267,765	192,980
Adjusted gross billings (Non-GAAP)	$715,110	$581,424	$359,841	$274,712

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (2):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
Net income reconciled to adjusted EBITDA (Non-GAAP):	2024	2023	2024	2023

Net income	$6,161	$4,705	$3,430	$1,381
Provision for income taxes	1,903	1,523	1,012	458
Depreciation and amortization	1,736	1,317	865	604
Interest expense	161	49	60	21
EBITDA	9,961	7,594	5,367	2,464
Share-based compensation	1,906	2,735	1,084	2,206
Acquisition related costs	592	31	469	9
Adjusted EBITDA	$12,459	$10,360	$6,920	$4,679

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(17)	$(29)	$(11)	$(18)
Interest income	(701)	(461)	(403)	(333)
Interest expense	161	49	60	21
Interest, net	$(557)	$(441)	$(354)	$(330)

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (3):

	Six months ended		Three months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023

Net income	$ 6,161	$ 4,705	$ 3,430	$ 1,381
Acquisition related costs, net of income taxes	444	23	352	7
One-time CEO stock grant	—	1,796	—	1,796
Adjusted net income	$ 6,605	$ 6,524	$ 3,782	$ 3,184

Adjusted net income per common share - diluted	$ 1.45	$ 1.47	$ 0.83	$ 0.72

(3)	We define adjusted net income as net income excluding acquisition related costs, net of income taxes, and the stock compensation expense recognized for the one-time CEO stock grant. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income as a supplemental measure of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.